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                                                                 EXHIBIT 10.1




                WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT ("Waiver and Amendment"), dated as of August 13, 1996, is entered into by and between QUARTERDECK CORPORATION (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                    RECITALS

         A. The Bank and the Borrower are parties to a Credit Agreement dated as of February 14, 1996, as amended by that First Amendment to Credit Agreement dated as of March 28, 1996 (the "Credit Agreement"), pursuant to which the Bank has extended certain credit facilities to the Borrower and its Acceptable Subsidiaries.

         B. The Borrower has reported to the Bank the existence of certain Events of Default under the Credit Agreement. The Borrower has requested that the Bank waive certain Events of Default and agree to certain amendments to the Credit Agreement.

         C. The Bank is willing to waive certain Events of Default under the Credit Agreement, and to amend the Credit Agreement, subject to the terms and conditions of this Waiver and Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2.      Defaults and Waiver.

                 (a) For purposes of this Waiver and Amendment, the "Existing Defaults" shall mean:

                          (i) the Event of Default existing on this date under Section 8.01(c) of the Credit Agreement as a consequence of a breach of the negative covenant set forth at Section 7.12 of the Credit Agreement solely for the quarter ended June 30, 1996 through the Effective Date;

                          (ii) the Event of Default existing on this date under Section 8.01(c) of the Credit Agreement as a consequence of a breach of the negative covenant set
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                 forth at Section 7.14 of the Credit Agreement solely for the quarter ended June 30, 1996 through the Effective Date; and

                          (iii) the Event of Default existing on this date under Section 8.01(c) of the Credit Agreement as a consequence of a breach of the negative covenant set forth at Section 7.15 of the Credit Agreement solely for the quarter ended June 30, 1996 through the Effective Date.

                 (b) Subject to and upon the terms and conditions hereof, the Bank hereby waives the Existing Defaults.

                 (c) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Bank's ability to enforce) any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Defaults (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Defaults), and (ii) any default or Event of Default arising at any time after the Effective Date and which arises under the same provisions of the Credit Agreement as those implicated by any of the Existing Defaults.

         3.      Amendments to Credit Agreement.

                 (a) Section 1.01 of the Credit Agreement shall be amended at the defined term "Applicable Margin" by amending and restating such defined term in its entirety as follows:

                          "'Applicable Margin':  (a)  with respect to Offshore
                 Rate Advances, 2.00% per annum, and (b) with respect to Reference Rate Advances, 0.50% per annum."

                 (b) Section 1.01 of the Credit Agreement shall be amended at the defined term "Availability Period" by amending and restating such defined term in its entirety as follows:

                          "'Availability Period':  the period commencing on the
                 date of this Agreement and ending on the date that is the earlier to occur of (a) June 30, 1997, and (b) the date on which the Bank's commitment to extend credit hereunder terminates."


                 (c) Section 1.01 of the Credit Agreement shall be amended at the defined term "Borrowing Base" by





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         amending and restating such defined term in its entirety as follows:

                          "'Borrowing Base': as of any date of determination
                 thereof, an amount equal to 75% of the value of all Eligible Accounts (net of all bad debt reserves, reserves for returns, discounts and marketing funds, or similar reserves applicable thereto) outstanding at such date."

                 (d) Section 1.01 of the Credit Agreement shall be amended at the defined term "Credit Documents" by adding the phrase ",the Collateral Documents" after "this Agreement".

                 (e) Section 1.01 of the Credit Agreement shall be amended at the defined term "Credit Limit" by amending and restating such defined term in its entirety as follows:

                          "'Credit Limit':  the amount $15,000,000 or the
                 Equivalent Amount thereof, as the same may be reduced pursuant to Section 2.08."

                 (f) Section 1.01 of the Credit Agreement shall be amended at the defined term "Eligible Account" by amending and restating such defined term in its entirety as follows:

                          "'Eligible Account': at the time of any determination
                 thereof, any Account of the Borrower as to which each of the following requirements has been met to the satisfaction of the
                 Bank:

                          (a) The Borrower has lawful and absolute title to such Account and such Account is, in the Borrower's reasonable judgment, collectible in the ordinary course of business;

                          (b) Such Account is not subject to a bona fide dispute, setoff, counterclaim or other claim or defense on the part of any Person (including the Account Debtor of the Account) denying liability under such Account;

                          (c) Such Account is not subject to any lien, encumbrance, security interest or similar charge in favor of any Person, except Liens permitted by Section 7.02 (other than subsection (k) thereof);

                          (d) Such Account is a bona fide Account (which with respect to an Account arising from a sale of goods, was created as a result of a sale on an absolute basis and





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                 not on consignment, approval, or sale-and-return basis, it being understood that (i) Accounts subject to "re-balancing", i.e. where the Account Debtor has the right to return certain products in exchange for other products then stocked by such Account Debtor, and (ii) Accounts where the Account Debtor has the right to return certain products in exchange for newer versions of the same, but, in each case, the amount of the Account is not reduced as a result thereof shall not be considered to be Accounts created as a result of a sale on a sale-and-return basis) of the Borrower arising in the ordinary course of the Borrower's business and which:

                                  (i)  if an Account arising from the sale of
                 goods, covers goods which have been shipped or delivered and on which have been taken all other actions necessary to create a binding obligation on the part of the Account Debtor on such Account;

                                  (ii)  if an Account relating to the
                 furnishing of services, covers services which have been performed and completed and on which have been taken all other actions necessary to create a binding obligation on the part of the Account Debtor on such Account;

                          (e)  The Account Debtor on such Account is not:

                                  (i)  an employee, affiliate (including a
                 partnership, joint venture, limited liability company, joint stock company or other Person in which the Borrower has a direct or indirect ownership interest), parent, or Subsidiary of the Borrower;

                                  (ii)  the federal government or a political
                 subdivision thereof unless the Bank has agreed to the contrary in writing and the Borrower has complied with the Federal Assignment of Claims Act of 1940, as amended, and the rules and regulations promulgated thereunder as from time to time in effect; or

                                  (iii)  any state of the United States or any
                 city, town, municipality or division thereof, or located in a foreign country;

                          (f) Such Account is not in default. An Account shall be deemed to be in default if any of the following have occurred with respect to such Account:





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                          (i)  the Account is outstanding more than 90 days
                 past its original due date; or

                          (ii) the Account Debtor on such Account is the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency, or other proceeding analogous to those described in subsections 8.01(f) or (g);

                          (g) Such Account is not the obligation of an Account Debtor who is in default (as defined in subparagraph (f) of this definition) on 25% or more of the Accounts upon which such Account Debtor is obligated to the Borrower;

                          (h) Such Account is the subject of a first priority perfected security interest in favor of the Bank securing the respective obligations of the Borrower and the Acceptable Subsidiaries under this Agreement and the other Credit Documents; and

                          (i) The Account is otherwise reasonably acceptable to
                 the Bank.

                 In addition to the foregoing limitations, the dollar amount of Eligible Accounts included in the Borrowing Base which are obligations of a single Account Debtor shall not exceed the concentration limit established for that Account Debtor. To the extent the total of such Eligible Accounts exceeds an Account Debtor's concentration limits, the amount of any such excess shall not be Eligible Accounts. The concentration limit for each Account Debtor other than Ingram Micro and Tech Data Corporation shall be equal to 10% of the Borrower's Accounts as of the time in question. The concentration limit for Ingram Micro shall be the greater of (1) 35% of the Accounts of the Borrower or (2) $6,000,000, and the concentration limit for Tech Data Corporation shall be 25% of the Accounts of Borrower."

                 (g) Section 1.01 of the Credit Agreement shall be amended at the defined term "Final Maturity Date" by amending and restating such defined term in its entirety as follows:

                       "'Final Maturity Date': (a) in respect of any Advances,
                 June 30, 1997; (b) in respect of any





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                 commercial letters of credit, June 30, 1997; and (c) in
                 respect of any standby letters of credit, June 30, 1997."

                 (h) Section 1.01 of the Credit Agreement shall be amended at the defined term "Material Adverse Effect" by deleting the word "or" before clause (c) thereof and adding the following at the end of clause (c) thereof: ";or (d) a material adverse effect upon the perfection or priority of any lien granted under any of the Collateral Documents".

                 (i) Section 1.01 of the Credit Agreement shall be amended by adding the following new defined terms in the appropriate alphabetical order:

                          "Collateral": all property and interests in property
                 and proceeds thereof now owned or hereafter acquired by the Borrower and its Subsidiaries in or upon which a lien now or hereafter exists in favor of the Bank, whether under this Agreement or under any other documents executed by any such Person and delivered to the Bank.

                          "Collateral Documents" :  collectively, (i) the
                 Security Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Borrower or any Subsidiary and the Bank now or hereafter delivered to the Bank pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Borrower or any Subsidiary as debtor in favor of the Bank and
                 (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                          "Datastorm":  Datastorm Technologies, Inc., a
                 Missouri corporation and a Subsidiary of the Borrower.

                          "Datastorm Property":  the real property owned by
                 Datastorm and located at 2401 LeMone Industrial Boulevard, Columbia, MO 65205.

                          "Security Agreement":  the Security Agreement dated
                 as of August 13, 1996 delivered by the Borrower in favor of the Bank, and any other security agreement





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                 delivered by a Subsidiary in favor of the Bank pursuant to
                 Section 2.10.

                          "UCC": the Uniform Commercial Code as in effect in
                 the State of California.

                 (j) Each of (i) the first sentence of subsection 2.02(a) of the Credit Agreement, (ii) the last line of subsection 2.03(d) of the Credit Agreement, (iii) the last line of subsection 2.04(d) of the Credit Agreement, and (iv) the first sentence of Section 3.06 of the Credit Agreement, shall be amended by adding "plus the Applicable Margin" after the words "Reference Rate".

                  (k) Subsection 2.04(c) of the Credit Agreement shall be amended by deleting the words "the Applicable Margin" in the first sentence thereof and inserting "2.00% per annum" in lieu thereof.

                 (l) Subsection 2.04(f) of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "(f)  The aggregate of the L/C Outstanding Amounts in
                 respect of standby letters of credit and commercial letters of credit may not exceed at any time $2,000,000 or the Borrowing Base."

                 (m) The following shall be added as Section 2.10 of the Credit Agreement:

                          "2.10  Security.  All obligations of the Borrower and
                 the Acceptable Subsidiaries under this Agreement and all other Credit Documents shall be secured by all Accounts and inventory of the Borrower in accordance with the Collateral Documents. The Borrower shall cause its Subsidiaries to pledge their respective inventory, if necessary, so that, no later than September 15, 1996 and at all times thereafter, no less than 75% of the domestic inventory of the Borrower and its Subsidiaries, on a consolidated basis, is subject to a perfected first priority lien (subject only to liens permitted under Section 7.02) in favor of the Bank. In connection therewith, the Borrower shall cause the applicable Subsidiaries to deliver such security agreements, lien searches, certificates, financing statements, opinions and other documents as the Bank may reasonably request in connection with the granting and perfection of such liens."





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                 (n)  The following are added as Section 5.15 and Section 5.16, respectively, of the Credit Agreement:

                          "5.15  Collateral Documents.  (a)  The provisions of
                 each of the Collateral Documents are effective to create in favor of the Bank, a legal, valid and enforceable first priority security interest in all right, title and interest of the Borrower or the Subsidiary party thereto in the collateral described therein, subject only to liens permitted under
                 Section 7.02; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement.

                                  (b)      All representations and warranties
                 of the Borrower and any Subsidiary party to a Security Agreement contained in the Collateral Documents are true and correct.

                          5.16 Solvency. The Borrower and each Subsidiary party to a Security Agreement is solvent. As used in this Section, "solvent" means, at any time, with respect to a Person, that (a) the fair value of the property of the Person is greater than the amount of the Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the U.S. Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of the Person is not less than the amount that will be required to pay the probable liability of the Person on its debts as they become absolute and matured; (c) the Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) the Person does not intend to, and does not believe that it will, incur debts or liabilities beyond the Person's ability to pay as such debts and liabilities mature; and (e) the Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Person's property would constitute unreasonably small capital."

                 (o) Subsection 6.02(d) of the Credit Agreement shall be amended and restated in its entirety as follows:





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                          "(d)  within 25 days after the end of each calendar
                 month (or, if there exists an Event of Default, more frequently as may be required by the Bank), (i) a Borrowing Base Certificate, and (ii) a detailed aging of all accounts receivable outstanding as of such last day in form and substance reasonably requested by the Bank; and"

                 (p) Subsection 6.02(f) of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "(f)  Promptly upon request, such other materials and
                 information relating to the Borrower, its Subsidiaries or the Collateral as the Bank may reasonably request."

                 (q) Subsection 6.03 of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "6.03  Books, Records, Audits and Inspections.  The
                 Borrower shall, and shall cause its Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial statements required hereunder in accordance with generally accepted accounting principles consistently applied, and in compliance in all material respects with the regulations of any governmental regulatory body having jurisdiction over the Borrower or its Subsidiaries, or the Borrower's or its Subsidiaries' businesses, and permit employees or agents of the Bank at any reasonable time to inspect the Collateral and the Borrower's and its Subsidiaries' properties, to conduct appraisals of the Collateral, and to examine or audit the Borrower's and its Subsidiaries' books, accounts, and records and make copies and memoranda thereof. Unless there shall have occurred and be continuing an Event of Default (in which case the foregoing shall be at the Borrower's expense), the foregoing shall be at the Bank's expense; provided that, notwithstanding that no Event of Default shall have occurred and be continuing, the Borrower shall pay for the Bank's reasonable costs (including the allocated cost of internal audits or appraisals) for conducting audits and appraisals of the Collateral, but no more than four times each calendar year unless an Event of Default shall have occurred and be continuing. In the event any Collateral, properties, books, accounts or records are in the possession of or under the control of a third party, the Borrower shall direct and hereby authorizes such third party to permit





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                 access to the Bank's employees or agents for the purpose of performing the inspections, appraisals, examinations or audits permitted under this Section and to respond to any requests from the Bank for information concerning the amount, status or condition of any Collateral in such third party's possession or control. The Borrower shall cause its officers and employees to give full cooperation and assistance in connection with any such inspection, appraisal, examination or audit."

                 (r) Section 6.05 of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "6.05  Insurance.  In addition to insurance
                 requirements set forth in the Collateral Documents, the Borrower shall, and shall cause its Subsidiaries to, maintain and keep in force insurance of the types and in amounts customarily carried in lines of businesses similar to those of the Borrower or the applicable Subsidiary, including fire, extended coverage, public liability (including, in the case of the Borrower and Datastorm, coverage for contractual liability), property damage (including, in the case of the Borrower and Datastorm, use and occupance) and workers' compensation, all carried by responsible insurers, and, in the case of fire and property damage insurance, naming the Bank as loss payee and as additional insured, as its interests may appear, and deliver to the Bank from time to time, at the Bank's request, a copy of each insurance policy, or if permitted by the Bank, a certificate of insurance setting forth all insurance then in effect."

                 (s) The following shall be added as new Section 6.09 to the Credit Agreement:





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                          "6.09  Further Assurances.  Promptly upon request by
                 the Bank, the Borrower shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Bank may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Credit Document, (b) to subject to the liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Bank the rights granted or now or hereafter intended to be granted to the Bank under any Credit Document or under any other document executed in connection therewith."

                 (t) Subsection 7.01(d) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                      "(d)  indebtedness secured by liens permitted by
                 subsections 7.02(f), (n), (o) and (p)."

                 (u) Section 7.02 of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "7.02  Liens.  The Borrower shall not, and shall not
                 suffer or permit any of its Subsidiaries to, create, assume, or suffer to exist any security interest, deed of trust, mortgage, lien (including the lien of an attachment, judgment, or execution), or encumbrance, securing a charge or obligation, on or of any of its or their property, real or personal, whether now owned or hereafter acquired, except:
                 (a) security interests and deeds of trust in favor of the Bank; (b) liens, security interests, and encumbrances in existence as of the date of this Agreement and listed on
                 Schedule 7.02; (c) liens for current taxes, assessments, or other governmental charges which are not delinquent or remain payable without any penalty or which are being contested in good faith and by





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                 appropriate proceedings, and as to which to no foreclosure or forfeiture proceeding has been commenced, or, if commenced, which has been stayed; (d) liens (other than any lien imposed by ERISA or any lien on the Collateral) in connection with workers' compensation, unemployment insurance, or other social security obligations; (e) mechanics', worker's, materialmen's, landlords', carriers', or other like liens arising in the ordinary and normal course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings, and as to which no foreclosure or forfeiture proceeding has been commenced, or, if commenced, which has been stayed; (f) purchase money security interests in personal or real property hereafter acquired when the security interest does not extend beyond the property purchased; (g) liens (other than any such lien on the Collateral) incurred and deposits made in the ordinary course of business to secure the performance (including by way of surety bonds or appeal bonds) of tenders, bids, leases, contracts, statutory obligations or similar obligations or arising as a result of progress payments under contracts, in each case in the ordinary course of business and not relating to the repayment of indebtedness for borrowed money; (h) easements, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) that do not materially interfere with the ordinary conduct of business, materially detract from the value of the asset to which they attach or materially impair the use thereof; (i) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions; (j) leases, subleases or easements (other than, in each case, in respect of the Collateral) granted in the ordinary course of business to others not materially interfering with the business of, and consistent with past practices of, the Borrower or the relevant Subsidiary; (k) any attachment or judgement lien, not otherwise constituting an Event of Default, in existence less than 30 days after the entry thereof or with respect to which
                 (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the Borrower or Subsidiary is in good faith prosecuting an appeal or other appropriate proceedings for review and has set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;
                 (l) liens or other encumbrances





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                 existing on assets of any Person at the time such Person
                 becomes a Subsidiary and not created in anticipation thereof;
                 (m) other liens (other than any such lien on the Collateral) incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary that (i) were not incurred in connection with borrowed money, (ii) do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (iii) do not secure obligations aggregating in excess of $250,000; (n) liens on personal property (other than the Collateral) securing indebtedness (including arising out of a sale and leaseback transaction) not to exceed in aggregate principal amount outstanding at any one time the amount of $7,500,000; (o) liens on the Datastorm Property, securing indebtedness not to exceed in aggregate principal amount outstanding at any one time the value of the Datastorm Property, or arising out of a sale and leaseback transaction of the Datastorm Property; (p) liens on property of Datastorm (other than the Collateral), securing existing indebtedness not to exceed in aggregate principal amount outstanding at any one time the amount of $2,000,000; and (q) any lien, security interest or other encumbrance constituting a renewal, extension or replacement of any lien, security interest or encumbrance permitted under this Section; provided
                 (i) the principal amount of indebtedness or other obligation secured by such renewal, extension or replacement lien or encumbrance does not exceed the principal amount of the indebtedness or other obligation renewed, extended or replaced unless such excess is otherwise permitted hereby at the time of the extension, renewal or replacement, and (ii) such lien or encumbrance is limited to all or a part of the property subject to the lien or encumbrance extended, renewed or replaced."

                 (v) Section 7.07 of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "7.07  Sale of Assets.  The Borrower shall not, and
                 shall not suffer or permit any Subsidiary to, (a) sell, lease, or otherwise dispose of its business or assets as a whole or such as constitutes a substantial portion of the consolidated business or assets of the Borrower and its Subsidiaries; (b) sell or otherwise dispose of any of its accounts receivable except in





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                 connection with the collection of same in the ordinary course of business; (c) sell or otherwise dispose of any of its assets except for full, fair and reasonable consideration; or
                 (d) enter into any sale and leaseback agreement covering any of its fixed or capital assets (other than in respect of a sale and leaseback transaction permitted under subsection 7.02(n) or in respect of the Datastorm Property, in each case whether a "true sale" or a financing transaction)."

                 (w) Section 7.12 of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "7.12  Quick Ratio.  The Borrower shall not permit at
                 any time on a consolidated basis the sum of cash, short-term cash investments, marketable securities not classified as long-term investments and accounts receivable (net of any bad debt reserve) to be less than 1.00 times current liabilities (which shall include all outstanding Advances (or the Equivalent Amount thereof) and the L/C Outstanding Amount)."

                 (x) Section 7.13 of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "7.13  Total Liabilities to Tangible Net Worth.  The
                 Borrower shall not permit at any time on a consolidated basis the Borrower's total liabilities (which shall include all outstanding Advances (or the Equivalent Amount thereof) and the L/C Outstanding Amount, and exclude the outstanding principal amount of the Subordinated Notes) to exceed 1.15 times Tangible Net Worth. For purposes of this covenant only, Tangible Net Worth shall include the outstanding principal amount of the Subordinated Notes."

                 (y) Section 7.14 of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "7.14  Tangible Net Worth.  The Borrower shall not
                 permit at any time on a consolidated basis its Tangible Net Worth to be less (i) than 85% of its Tangible Net Worth as of June 30, 1996 plus (ii) the net proceeds from any equity securities issued after June 30, 1996, plus (iii) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities after the date of this Agreement, less (iv) Permitted Acquisition Charges less (v) goodwill or other intangible assets acquired in connection with an acquisition (provided that such acquisition is not prohibited hereunder and such goodwill or other intangible assets are acquired and recognized in the consolidated financial statements of the Borrower in the same fiscal quarter as the related acquisition)."

                 (z) Section 7.15 of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "7.15  Profitability.  The Borrower shall not permit
                 as of the last day of any fiscal quarter for the fiscal quarter then ending on a consolidated basis (i) a negative net operating income, which shall be defined as income before any deduction for interest expense, taxes, or extraordinary items, and without giving effect to any interest or other non-operating income or (ii) a negative net income, which shall be defined as net income after tax (excluding extraordinary items); provided, that net operating income and net income shall be calculated without reduction for any Permitted Acquisition Charges; and provided, further, that solely for the quarter ending September 30, 1996, the Borrower may have such a negative net operating income or net income provided that the absolute negative amount of each is not greater than $2,000,000."

                 (aa) The following shall be added as new Section 7.16 to the Credit Agreement:

                          "7.16  Subordinated Indebtedness.  The Borrower shall
                 not, and shall not permit any Subsidiary to, amend, modify, supplement, or amend and restate any documents evidencing or given in connection with any subordinated indebtedness (including the Subordinated Notes) or make any prepayments on any such subordinated indebtedness (including the Subordinated Notes).

                 (bb) Subsection 8.01(j) of the Credit Agreement shall be amended and restated in its entirety as follows:

                          "(j)    Collateral.

                                  (i)      any provision of any Collateral
                          Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Subsidiary party thereto or the Borrower or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                                  (ii)     any Collateral Document shall for
                          any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to liens permitted under Section 7.02."

                 (cc) Section 9.04 of the Credit Agreement shall be amended by adding the following sentence at the end thereof:

                 "The Borrower shall also pay or reimburse the Bank upon demand for all appraisal (including the allocated cost of internal appraisal services), audit (including the allocated cost of internal audit services), search and filing costs, fees and expenses, incurred or sustained by the Bank in connection with the matters referred to in the preceding sentence."

                 (dd) The following shall be added as Section 9.15 to the Credit Agreement:

                          "9.15  Marshalling.  The Bank shall be under no
                 obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of Borrower's or the Acceptable Subsidiaries' obligations hereunder or under any other Credit Document."

                 (ee) Exhibit A to the Credit Agreement shall be amended and restated in its entirety in the form of Exhibit A attached hereto.

                 (ff) Exhibit B to the Credit Agreement shall be amended and restated in its entirety in the form of Exhibit B attached hereto.

         4. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

                 (a) Other than the Existing Defaults, no Default or Event of Default has occurred and is continuing.

                 (b) The execution, delivery and performance by the Borrower of this Waiver and Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Waiver and Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) Subject to the Existing Defaults, all representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

                 (d) The Borrower is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other Person.

         5. Effective Date. This Waiver and Amendment will become effective as of the date first above written (the "Effective Date"), provided that each of the following conditions precedent are satisfied:

                 (a) The Bank has received from the Borrower a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Waiver and Amendment.

                 (b) The Bank has received from the Borrower a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Waiver and Amendment.

                 (c) All representations and warranties contained herein are true and correct as of the Effective Date.

                 (d) The Bank has received the Security Agreement, in the form of Exhibit C attached hereto, executed by the Borrower, together with:

                          (i) executed copies of all UCC-l financing statements required to be filed, registered or recorded to perfect the security interests of the Bank in accordance with applicable law;

                          (ii) written advice relating to such lien, tax, litigation and judgment searches as the Bank shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other liens in favor of any Persons (other than liens permitted under Section 7.02 of the Credit Agreement);

                          (iii) evidence that all other actions necessary or, in the opinion of the Bank, desirable to perfect and protect the first priority security interest, subject only to liens permitted under
         Section 7.02 of the Credit Agreement, created by the Collateral Documents have been taken;

                          (iv) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Bank shall be granted a lien, as requested by the Bank; and

                          (vi) evidence that all other actions necessary or, in the opinion of the Bank, desirable to perfect and protect the first priority lien, subject only to liens permitted under Section 7.02 of the Credit Agreement, created by the Collateral Documents, and to enhance the Bank's ability to preserve and protect its interests in and access to the Collateral, have been taken.

                 (e) The Bank has received standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Borrower in accordance with Section 6.05 of the Credit Agreement, as amended hereby.

                 (f) The Bank has received a legal opinion from Gibson Dunn & Crutcher, counsel to the Borrower, in the form of Exhibit D attached hereto.

                 (g) The Bank has received from the Borrower the amount of $10,000, representing payment in full of a non-refundable amendment fee which amount the Borrower hereby covenants to pay to the Bank on demand.

         6. Consent of Guarantor. The Borrower, as guarantor with respect to the obligations of the Acceptable Subsidiaries to the Bank under the Credit Agreement, as amended by this Waiver and Amendment, hereby reaffirms and agrees that each Guaranty to which the Borrower is party, and all other documents and agreements executed and delivered by the Borrower to the Bank in connection therewith, are in full force and effect, without defense, offset or counterclaim.

         7. Reservation of Rights. The Borrower acknowledges and agrees that neither the Bank's forbearance in exercising its rights and remedies in connection with the Existing Defaults, nor the execution and delivery by the Bank of this Waiver and Amendment, shall be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar waivers under the same or similar circumstances in the future.

         8.      Miscellaneous.

                 (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                 (b) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

                 (c) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of California.

                 (d) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower, with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

                 (e) This Waiver and Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto. This Waiver and Amendment may not be amended except in accordance with the provisions of Section
         9.05 of the Credit Agreement.

                 (f) If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Credit Agreement, respectively.

                 (g) The Borrower covenants to pay to or reimburse the Bank, upon demand, for all reasonable costs and expenses (including reasonable allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Waiver and Amendment and the administration of the Existing Defaults, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.


                                   QUARTERDECK CORPORATION


                                   By: /s/ Frank R. Greico
                                       --------------------------

                                   Title: Chief Financial Officer
                                          -----------------------


                                   By: /s/ Bradley D. Schwartz
                                       --------------------------

                                   Title: Senior Vice President
                                          -----------------------



                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION


                                   By: /s/ John Cinderey
                                       -------------------------
                                   Title: Managing Director

                                   EXHIBIT A


                            QUARTERDECK CORPORATION
                           BORROWING BASE CERTIFICATE



                                                   Date:  ________________, 199_


         Reference is made to that certain Credit Agreement dated as of February 14, 1996 among Quarterdeck Corporation (the "Borrower") and Bank of America National Trust and Savings Association, a national banking association, as amended. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned hereby certifies as of the date hereof that he/she is the [chief financial officer] [controller] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Bank on the behalf of the Borrower, and not as an individual, and that:

         1. The following computation of the Borrowing Base is true and accurate on and as of _____________________ [last day of month immediately preceding date of certificate].

  A.      Total Accounts(1):                                 $__________________

                 Less the following:

                 (a)      Unpledged or Liened
                          Accounts                                  (__________________)
                 (b)      Contingent Accounts(2)                    (__________________)
                 (c)      Contra Accounts
                           (offsetting obligations)                 (__________________)





__________________________________

    (1) Gross accounts receivable according to the Borrower's aging for the period referred to in 1. above that represent all accounts resulting from the sale of goods (including software) or the performance of services by the Borrower in the normal course of the Borrower's business.

    (2) Receivables upon which the Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatever (other than receivables subject to "re-balancing" or exchange of inventory for updated versions as provided in clause (d) of the definition of Eligible Receivables in the Credit Agreement).

                 (d)      Employee/Affiliate/
                          Intercompany Accounts                     (__________________)
                 (e)      City/State Accounts                       (__________________)
                 (f)      U.S. Government Accounts                  (__________________)
                 (g)      Foreign Accounts                          (__________________)
                 (h)      Over 10% Concentration
                          (other than Ingram Micro
                          and Tech Data)                            (__________________)
                 (i)      Over 35% (or $6,000,000)
                          Concentration (Ingram Micro)              (__________________)
                 (j)      Over 25% Concentration
                          (Tech Data)                               (__________________)

                 (k)      90 Days Past Due Accounts                 (__________________)
                 (l)      Bankrupt Accounts                         (__________________)
                 (b)      Cross Aging (25% Past Due
                          over 90 Days)                             (__________________)
                 (n)      Disputed or Uncollectible
                           Accounts/other                           (__________________)
                 (o)      Bad Debt and Other Reserves               (__________________)

B.       Eligible Accounts (Net):                                   $
                                                                     -------------------

C.       Eligible Accounts X 75%                                    $
                                                                     -------------------
D.       Borrowing Base (Lesser of $15,000,000
         or amount from C above)                                    $
                                                                     -------------------
E.       Current outstandings under
         line of credit (or Equivalent
         Amount thereof)                                            $(                 )
                                                                     -------------------

F.       Amount remaining available for credit
         extensions as of
         _____________, 199___ (D-E)                                $
                                                                     ===================


2. The undersigned has not permitted, and will not permit, the total credit extensions at any time outstanding under the Credit Agreement to exceed the Borrowing Base then in effect.

3. Attached hereto is a detailed aging of all accounts receivable outstanding as of _____________ [last day of month immediately preceding date of certificate], which aging is true, correct and complete in all material respects.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________, 199__.

                                                   QUARTERDECK CORPORATION


                                                   By:
                                                       ------------------------------

                                                   Title:
                                                          ---------------------------


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

Reviewed by:
             ------------------------------

Title:
       ------------------------------------

Dated                               , 19
      ------------------------------    ---

                                   EXHIBIT B


                            QUARTERDECK CORPORATION
                             COMPLIANCE CERTIFICATE


                                                       Date:  ____________, 199_

         Pursuant to that Credit Agreement dated as of February 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein being used herein as defined in the Credit Agreement) between Quarterdeck Corporation (the "Company") and Bank of America National Trust and Savings Association (the "Bank"), the undersigned certifies that he/she is the [chief financial officer] [controller] of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate, and that:

[Use this paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.02(a) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto is a true and correct copy of the Company's audited consolidated balance sheet as at the end of the fiscal year ended _____________, 199_ and the related consolidated statements of income, retained earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of ________________ [nationally-recognized independent public accounting firm].

                                       or

[Use this paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.02(b) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto is a true and correct copy of the unaudited consolidated balance sheet of the Company for the fiscal quarter ended ______________, 199_ and the related consolidated statements of income, retained earnings and cash flows for the period commencing on the first day and ending on the last day of such quarter and for the portion of the fiscal year ending on the last day of such quarter.

         2. The attached financial statements are complete and correct and fairly present, in accordance with GAAP, the financial position and results of operations of the Company and the Company's consolidated Subsidiaries.

         3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions of the Company during the accounting period covered by the attached financial statements.

         4. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default (both as defined in the Credit Agreement).

         5. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. All amounts and ratios in Schedule 2 refer to the financial statements attached as Schedule 1 hereto and are determined in accordance with the specifications set forth in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, 199_.


                                              QUARTERDECK CORPORATION


                                              By:
                                                  ---------------------------

                                              Name:
                                                    -------------------------

                                              Title:
                                                     ------------------------

                                                   Date: ______________, 199__
                                                   For the fiscal quarter/year
                                                   ended ______________, 199__


                                  SCHEDULE 2
                        to the Compliance Certificate
                               ($ in 000's)(1)

                                                                     Actual                   Required/Permitted
                                                                     ------                   ------------------
        1.       Section 7.12 Quick Ratio.
                 ------------------------

                 The ratio of:

                 A.   the sum of:

                      (i)    cash                                  __________

                                      plus
                                      ----

                      (ii) short-term cash investments
                                                                   ----------
                                      plus
                                      ----

                      (iii) marketable securities not
                      classified as long-term investments

                                      plus                         __________
                                      ----

                      (iv) current accounts receivable
                      (net of bad debt reserves)


                                                                   __________
                               (i)+(ii)+(iii)+(iv)             =   __________


                 B.   Current Liabilities(2)                       __________


                               A
                              ---
                               B                               =                     Not less than 1.00 to 1.00.
                                                                   ==========

        2.       Section 7.13 Total Liabilities
                 ------------------------------
                 to Tangible Net Worth.
                 ---------------------

                 The ratio of:

                    A.         Total Liabilities(3)                __________





__________________________________

    (1)  Determined on a consolidated basis, in accordance with GAAP.

    (2) Including, without duplication, principal amount of Advances (or Equivalent Amount thereof) and the L/C Outstanding Amount.

    (3) Including, without duplication, principal amount of Advances (or Equivalent Amount thereof) and the L/C Outstanding Amount, but excluding the outstanding principal amount of the Subordinated Notes.

                                                             Actual                   Required/Permitted
                                                             ------                   ------------------
 B.      Tangible Net Worth:

         (i) Total Assets                                  __________

                         less
                         ----
         (ii) goodwill, patents, trademarks,
         trade names, organization expense,
         treasury stock, unamortized
         debt discount and expense,
         deferred charges and other
         like intangibles                                  __________

                         less
                         ----
         (iii) Monies due from affiliates,
         officers, directors or shareholders               __________

                         less
                         ----
         (iv) reserves applicable to assets                __________

                         less
                         ----
         (v) all liabilities
         (including accrued and
         deferred income taxes and
         subordinated indebtedness)                        __________

                         plus
                         ----
         (vi) the outstanding principal
         amount of the Subordinated Notes                  __________

         (i)-(ii)-(iii)-(iv)-(v)+(vi) =                    __________

                     A
                    ---
                     B                                                       Not greater than 1.15 to 1.00
                                                           ==========


3.       Section 7.14 Minimum Tangible
         -----------------------------
         Net Worth.
         ---------

         (i) Tangible Net Worth (from 2B. above)           __________        Not to be less than the sum of:

                              less                                           A.   Tangible Net Worth as of
                              ----                                                6/30/96:

         (ii) The outstanding principal amount of the                             (i) Total Assets                    __________
         Subordinated Notes (from 2B(vi) above)            __________
                                                                                                    less
                                                                                                    ----
                           (i) + (ii)                  =
                                                           =========              (ii) goodwill, patents,
                                                                                  trademarks, trade
                                                                                  names, organization expense,
                                                                                  treasury stock, unamor-
                                                                                  tized debt discount

                                                           Actual               Required/Permitted
                                                           ------               ------------------
                                                                                and expense, deferred
                                                                                charges and other like
                                                                                intangibles                         __________

                                                                                                  less
                                                                                                  ----

                                                                                (iii) Monies due from
                                                                                affiliates, officers,
                                                                                directors or share-
                                                                                holders                             __________

                                                                                                  less
                                                                                                  ----

                                                                                (iv) reserves appli-
                                                                                cable to assets                     __________

                                                                                                  less
                                                                                                  ----

                                                                                (v) all liabilities
                                                                                (including accrued
                                                                                and deferred income
                                                                                taxes and subordi-
                                                                                nated indebtedness)                 __________

                                                                                (i)-(ii)-(iii)-
                                                                                   (iv)-(v) =                       __________

                                                                                         x                                 85%
                                                                                                                    __________

                                                                                                                           (4)
                                                                                                                    ==========

                                                                                                  plus
                                                                                                  ----

                                                                           B.   100% of the net pro-
                                                                                ceeds from the issu-
                                                                                ance of equity
                                                                                securities after
                                                                                June 30, 1996                       __________

                                                                                                  plus
                                                                                                  ----

                                                                           C.   Increase in stockhold-
                                                                                ers' equity arising
                                                                                from the conversion
                                                                                of debt securities to
                                                                                equity securities after
                                                                                February 14, 1996                   __________

                                                                                          less
                                                                                          ----

                                                                           D.   Permitted Acquisition
                                                                                Charges                             __________

                                                                                          less
                                                                                          ----

                                                                           E.   Goodwill or other
                                                                                intangible assets
                                                                                acquired in connection





__________________________________

(4) Calculation will need to be done for first compliance certificate only; thereafter, this number will be inserted.

                                                              Actual                   Required/Permitted
                                                              ------                   ------------------
                                                                              with a permitted acqui-
                                                                              sion and acquired and
                                                                              recognized in the
                                                                              same fiscal quarter
                                                                              as the related
                                                                              acquisition                           __________

                                                                                A + B + C - D - E   =
                                                                                                                    ==========
   4.       Section 7.15 Profitability.
            --------------------------
            A.   (i) Operating income for fiscal quarter      __________

                                 plus
                                 ----
                 (ii) Permitted Acquisition Charges(5)        __________

                        (i) + (ii) =                                            For quarter ended 9/30/96 only, loss not to exceed
                                                              ==========        $2,000,000; thereafter, (i)+(ii) not to
                                                                                be less than 0


            B.   (i) Net income for fiscal quarter            __________

                                 plus
                                 ----

                 (ii) Permitted Acquisition Charges(5)        __________

                        (i) + (ii) =                                            For quarter ended 9/30/96 only, loss not to exceed
                                                              ==========        $2,000,000; thereafter, (i)+(ii) not to
                                                                                be less than 0






__________________________________

(5) To the extent deducted in determining operating income or net income, as applicable.

                                   EXHIBIT C

                                    FORM OF
                               SECURITY AGREEMENT

                 THIS SECURITY AGREEMENT (this "Agreement"), dated as of August 13, 1996, is made between QUARTERDECK CORPORATION, a Delaware corporation (the "Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (together with any Offshore Credit Provider, the "Bank").

                 The Borrower and the Bank are parties to a Credit Agreement dated as of February 14, 1996 (as amended by a First Amendment to Credit Agreement dated as of March 28, 1996 and a Waiver and Second Amendment to Credit Agreement dated as of August 13, 1996 (the "Waiver and Second Amendment"), and as further amended, modified, renewed or extended from time to time, the "Credit Agreement"). It is a condition precedent to the effectiveness of the Waiver and Second Amendment that the Borrower enter into this Agreement and grant to the Bank the security interests hereinafter provided to secure the obligations of the Borrower and its Subsidiaries described below.

                 Accordingly, the parties hereto agree as follows:

                 1          Definitions; Interpretation.

                 (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                 (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Accounts" means any and all accounts of the Borrower, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to the Borrower arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

                 "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Borrower in connection with the ownership of, or evidencing or containing information relating to, the Collateral, including, to the extent relating to or evidencing the Collateral: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Collateral (including Inventory and Rights to Payment); (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Borrower and any service bureau, computer or data processing company or other person or entity charged with preparing or maintaining any of the Borrower's books or records or with credit reporting, including with regard to the Borrower's Accounts.

                 "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific Inventory, whether now existing or hereafter arising.

                 "Collateral" has the meaning set forth in Section 2.

                 "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of the Borrower relating to the Inventory, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover Inventory in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to the Borrower for the purpose of ultimate sale or exchange of Inventory or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with Inventory in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

                 "Financing Statements" has the meaning set forth in Section 3.

                 "Instruments" means any and all negotiable instruments and every other writing which evidences a right to the payment of money, in each case arising from the sale or lease of Inventory or the rendering of services, and in each case whether now existing or hereafter acquired.

                 "Inventory" means any and all of the Borrower's inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in the Borrower's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by the Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

                 "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Borrower from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person or entity acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any person or entity, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

                 "Rights to Payment" means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, Instruments and Proceeds.

                 "Secured Obligations" means the indebtedness, liabilities and other obligations of the Borrower and its Subsidiaries to the Bank under or in connection with the Credit Agreement and the other Credit Documents, all interest accrued thereon, all fees due under the Credit Documents and all other amounts payable by the Borrower and its Subsidiaries to the Bank thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                 "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                 (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                 2          Security Interest.

                 (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Borrower hereby pledges, assigns, transfers, hypothecates and sets over to the Bank, and hereby grants to the Bank a security interest in, all of the Borrower's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"): (i) all Accounts; (ii) all Chattel Paper; (iii) all Documents; (iv) all Instruments; (v) all Inventory; (vi) all Books; and (vii) all products and Proceeds of any and all of the foregoing (but not including in each case any Collateral that is or is related to the obligation of an account debtor located outside the United States of America).

                 (b) Borrower Remains Liable. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Bank of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Bank shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

                 (c) Continuing Security Interest. The Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 22.

                 3          Financing Statements, Etc.

                 The Borrower shall execute and deliver to the Bank concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form reasonably satisfactory to the Bank (the "Financing Statements"), and take all other action, as the Bank may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Bank's security interest in the Collateral and to accomplish the purposes of this Agreement.

                 4          Representations and Warranties.

                 In addition to the representations and warranties of the Borrower set forth in the Credit Agreement, which are incorporated herein by this reference, the Borrower represents and warrants to the Bank that:

                 (a) Location of Chief Executive Office and Collateral. As of the date hereof, the Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 1, and all other locations where the Borrower conducts business in the United States or Collateral is kept are set forth in Schedule 1.

                 (b) Locations of Books. As of the date hereof, all locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other persons or entities keeping any Books or collecting Rights to Payment for the Borrower, are set forth in Schedule 1.

                 (c) Trade Names and Trade Styles; Retail Merchant. As of the date hereof, all trade names and trade styles under which the Borrower presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, the Borrower has not, at any time during the preceding five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any person or entity. The sales of the Borrower for resale equaled or exceeded 75% in dollar volume of the total sales of the Borrower during the twelve-month period preceding the date hereof.

                 (d) Ownership of Collateral. The Borrower is, and, except as permitted by Section 5(i), will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights in such Collateral, will be the sole and complete owner thereof), free from any lien other than liens permitted under Section 7.02 of the Credit Agreement, but subject, in each case, to any ownership interest any Subsidiary may have therein, provided such Subsidiary has the right to a credit (in the form of an intercompany receivable from the Borrower) for the amount of the cost-of-goods sold of Inventory to the extent of such Subsidiary's input of labor or raw materials into such Inventory.

                 (e)      Enforceability; Priority of Security Interest.   (i)
This Agreement creates a security interest which is enforceable against the Collateral in which the Borrower now has rights and will create a security interest which is enforceable against the Collateral in which the Borrower hereafter acquires rights at the time the Borrower acquires any such rights; and (ii) the Bank has a perfected and first priority security interest in the Collateral (subject only to liens permitted by Section 7.02 of the Credit Agreement), in which the Borrower now has rights, and will have a perfected and first priority security interest (subject only to liens permitted by Section
7.02 of the Credit Agreement) in the Collateral in which the Borrower hereafter acquires rights at the time the Borrower acquires any such rights, in each case securing the payment and performance of the Secured Obligations.

                 (f) Other Financing Statements. Other than (i) Financing Statements disclosed to the Bank and (ii) Financing Statements in favor of the Bank, no effective Financing Statement naming the Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

                 (g)      Rights to Payment.

                 (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other persons or entities obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from liens (other than liens permitted by Section 7.02 of the Credit Agreement), and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except, in each case, to the extent reflected by the Borrower's reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other persons or entities may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Bank in writing;

                 (ii) the Borrower has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Credit Documents;

                 (iii) with respect to the Rights to Payment constituting Eligible Accounts, except as disclosed in writing to the Bank, the Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied; and

                 (iv) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are in all material respects true and correct and what they purport to be.

                 (h) Inventory. As of the date hereof, no Inventory is stored with any bailee, warehouseman or similar person or entity or on any premises leased to the Borrower, nor has any Inventory been consigned to the Borrower or consigned by the Borrower to any person or entity or is held by the Borrower for any person or entity under any "bill and hold" or other arrangement, except as set forth in Schedule 1. All Inventory has been produced in compliance with the Federal Fair Labor Standards Act.

                 5          Covenants.

                 In addition to the covenants of the Borrower set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or the Bank shall have any commitment to extend credit under the Credit Agreement, the Borrower agrees that:

                 (a) Defense of Collateral. The Borrower will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Bank's right or interest in, the Collateral.

                 (b) Preservation of Collateral. The Borrower will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

                 (c) Compliance with Laws, Etc. The Borrower will comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

                 (d) Location of Books and Chief Executive Office. The Borrower will: give prior written notice to the Bank of (A) any changes in any location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other person or entity preparing or maintaining any Books or collecting Rights to Payment for the Borrower and (B) any changes in the location of the Borrower's chief executive office or principal place of business.

                 (e) Location of Collateral. The Borrower will: (i) keep the Collateral at the locations set forth in Schedule 1 and not remove the Collateral from such locations (other than disposals of Collateral permitted by subsection (i) below) except upon prior written notice of any removal to the Bank; and (ii) give the Bank prior written notice of any change in the locations set forth in Schedule 1.

                 (f) Change in Name, Identity or Structure. The Borrower will give prior written notice of (i) any change in name, (ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1, and (iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading.

                 (g) Maintenance of Records. The Borrower will keep accurate and complete Books with respect to the Collateral, disclosing the Bank's security interest hereunder.

                 (h) Invoicing of Sales. The Borrower will invoice all of its sales upon forms customary in the industry and to maintain customary proof of delivery and customer acceptance of goods.

                 (i) Disposition of Collateral. The Borrower will not surrender or lose possession of (other than to the Bank), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreement.

                 (j) Liens. Other than liens in favor of the Bank, the Borrower will keep the Collateral free of all liens and security interests of any kind, other than liens and security interests permitted under Section 7.02 of the Credit Agreement.

                 (k) Expenses. The Borrower will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

                 (l) Leased Premises. At the Bank's request, the Borrower will obtain from each person or entity from whom the Borrower leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Bank may require, in form and substance reasonably satisfactory to the Bank.

                 (m)      Rights to Payment.  The Borrower will:

                 (i) with such frequency as the Bank may reasonably require, furnish to the Bank (A) customer listings, including all names and addresses, together with copies of customer statements and repayment histories relating to the Accounts; (B) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been cancelled; and
(C) such other matters and information relating to the Accounts as the Bank shall reasonably request;

                 (ii) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by the Borrower in the past, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, except that the Borrower may, unless an Event of Default exists, grant any extension of the time for payment consistent with commercially reasonable practices, and, while an Event of Default Exists, will take all such action to such end as may from time to time be reasonably requested by the Bank;

                 (iii) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

                 (iv) while an Event of Default exists, upon the request of the Bank, (A) notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (B) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Bank or to such other person, entity or location as the Bank shall specify; and

                 (v) while an Event of Default exists, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Bank shall require.

                 (n) Documents, Etc. Upon the request of the Bank (which shall not be made with respect to any Document, Instrument, Chattel Paper or other instrument that has a face and fair market value of less than $100,000 unless the aggregate of all such items exceeds $100,000), the Borrower will (i) immediately deliver to the Bank, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents, Instruments and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, and (ii) mark all Documents and Chattel Paper with such legends as the Bank shall reasonably specify.

                 (o)      Inventory.  The Borrower will:

                 (i) at such times as the Bank shall request, prepare and deliver to the Bank a report of all Inventory, in form and substance reasonably satisfactory to the Bank;

                 (ii) while an Event of Default exists, upon the request of the Bank, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Bank; and

                 (iii) not store any Inventory with a bailee, warehouseman or similar person or entity or on premises leased to the Borrower, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any person or entity on any such basis, without in each case giving the Bank prior written notice thereof.

                 (r)      Notices, Reports and Information.  The Borrower will
(i) notify the Bank of any material claim made or asserted against the Collateral by any person or entity and of any change in the composition of the Collateral or other event which is likely to materially adversely affect the value of the Collateral as a whole or the Bank's lien thereon; and (ii) upon the reasonable request of the Bank make such demands and requests for information and reports as the Borrower is entitled to make in respect of the Collateral.

                 6          Collection of Rights to Payment.

                 Until the Bank exercises its rights hereunder to collect Rights to Payment, the Borrower shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment consistent with commercially reasonable practices. At the request of the Bank, while any Event of Default exists, all remittances received by the Borrower shall be held in trust for the Bank and, in accordance with the Bank's instructions, remitted to the Bank or deposited to an account with the Bank in the form received (with any necessary endorsements or instruments of assignment or transfer).

                 7          Authorization; Bank Appointed Attorney-in-Fact.

                 So long as an Event of Default exists or, in the case of clause (i) below, if the Borrower shall have failed to do so for in excess of 5 Business Days following the Bank's written request therefor, the Bank shall have the right to, in the name of the Borrower, or in the name of the Bank or otherwise, without notice to or assent by the Borrower, and the Borrower hereby constitutes and appoints the Bank (and any of the Bank's officers, employees or agents designated by the Bank) as the Borrower's true and lawful attorney-in-fact, with full power and authority to:

                 (i) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Bank's security interest in the Collateral and file any such Financing Statements by electronic means with or without a signature as authorized or required by applicable law or filing procedures;

                 (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security constituting Collateral and collect any Proceeds of any Collateral;

                 (iii) to the extent relating to any of the Collateral, sign and endorse any invoice or bill of lading, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

                 (iv) notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank may designate and, without limiting the generality of the foregoing, establish with any person or entity lockbox or similar arrangements for the payment of the Rights to Payment;

                 (v) receive, open and return to the Borrower all mail addressed to the Borrower;

                 (vi) send requests for verification of Rights to Payment to the customers or other obligors of the Borrower;

                 (vii) contact, or direct the Borrower to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Bank;

                 (viii) assert, adjust, sue for, compromise or release any claims under any policies of insurance of Collateral;

                 (ix) notify each person or entity maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Bank;

                 (x) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Bank may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Bank with respect to the Collateral;

                 (xi) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and

                 (xii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Borrower, which the Bank may deem necessary to maintain, protect, realize upon and preserve the Collateral and the Bank's security interest therein.

                 The foregoing power of attorney is coupled with an interest and irrevocable so long as the Bank has any commitment to extend credit under the Credit Agreement or the Secured Obligations have not been paid and performed in full. The Borrower hereby ratifies, to the extent permitted by law, all that the Bank shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

                 8          Bank Performance of Borrower Obligations.

                 If an Event of Default then exists or if the Borrower shall have failed to perform or pay such obligation for an excess of 10 Business Days following the Bank's written request therefor (unless the Bank in good faith determines that immediate action is necessary for the preservation or protection of the Collateral), the Bank may perform or pay any obligation which the Borrower has agreed to perform or pay under or in connection with this Agreement, and the Borrower shall reimburse the Bank on demand for any amounts paid by the Bank pursuant to this Section 8.

                 9          Bank's Duties.

                 Notwithstanding any provision contained in this Agreement, the Bank shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Borrower or any other person or entity for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Bank's possession and the accounting for moneys actually received by the Bank hereunder, the Bank shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

                 10         Remedies.

                 (a) Remedies. While an Event of Default exists, the Bank shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Borrower agrees that:

                 (i) The Bank may peaceably and without notice enter any premises of the Borrower, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Bank may determine.

                 (ii) The Bank may require the Borrower to assemble all or any part of the Collateral and make it available to the Bank at any place and time designated by the Bank.

                 (iii) The Bank may secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable law.

                 (iv) The Bank may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Borrower's assets, without charge or liability to the Bank therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Bank deems advisable; provided, however, that the Borrower shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Bank. The Bank shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Borrower hereby releases, to the extent permitted by law. The Borrower hereby agrees that the sending of notice by ordinary mail, postage prepaid, and by concurrent facsimile transmission, to the address of the Borrower set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Bank may provide the Borrower shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

                 (b) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under any letters of credit) at such time as there may exist an Event of Default, the Bank may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose restricted deposit account (the "Proceeds Account") created and maintained by the Bank for such purpose (the Borrower hereby granting a lien in the Proceeds Account to the Bank for the purposes of securing the Secured Obligations, and agreeing that the Proceeds Account shall be included within the Collateral hereunder) until such time as the contingent, unmatured or unliquidated Secured Obligations become non-contingent, mature, or are liquidated, as the case may be, at which time Bank shall apply such proceeds to such Secured Obligations pursuant to subsection (c) below, and the Borrower agrees that such retention of such proceeds by the Bank shall not be deemed strict foreclosure with respect thereto; (ii) in any reasonable manner elected by the Bank, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Borrower agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Borrower shall not have any right of withdrawal with respect to such funds. Accordingly, the Borrower irrevocably waives until the termination of this Agreement in accordance with
Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Bank to honor drafts against the Proceeds Account.

                 (c) Application of Proceeds. Subject to subsection (b) immediately above, the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied to the Secured Obligations in the order as the Bank may determine in its sole discretion. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Borrower or otherwise disposed of in accordance with the UCC or other applicable law. The Borrower shall remain liable to the Bank for any deficiency which exists after any sale or other disposition or collection of Collateral.

                 11         Certain Waivers.

                 The Borrower waives, to the fullest extent permitted by law,
(i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Bank (A) to proceed against any person or entity, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Bank's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against the Bank arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral

                 12         Notices.

                 (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid; (iii) if sent by telex, upon receipt by the sender of an appropriate answerback; and (iv) if sent by facsimile transmission, when sent.

                 13         No Waiver; Cumulative Remedies.

                 No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Bank.

                 14         Costs and Expenses; Indemnification; Other Charges.

                 (a) Costs and Expenses. The Borrower agrees to pay within 10 days after demand:

                 (i) the reasonable out-of-pocket costs and expenses of the Bank and any of its affiliates, and the reasonable fees and disbursements of counsel to the Bank (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

                 (ii) all reasonable title, appraisal (including the allocated costs of internal appraisal services), survey, audit (including the allocated costs of internal audit services), consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Bank or any of its affiliates in connection with this Agreement or the Collateral; and

                 (iii) all costs and expenses of the Bank and the fees and disbursements of counsel (including the allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

                 (b) Indemnification. The Borrower hereby agrees to indemnify the Bank, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that the Borrower shall not be liable to any Indemnified Person for any portion of such

Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                 (c) Other Charges. The Borrower agrees to indemnify the Bank against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

                 (d)      Interest.  Any amounts payable to the Bank under this
Section 14 or otherwise under this Agreement if not paid when due shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 3.06 of the Credit Agreement.

                 15         Binding Effect.

                 This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Bank and their respective successors and assigns.

                 16         Governing Law.

                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA.

                 17         Entire Agreement; Amendment.

                 This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

                 18         Severability.

                 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

                 19         Counterparts.

                 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                 20         Incorporation of Provisions of the Credit
Agreement.

                 To the extent the Credit Agreement contains provisions of general applicability to the Credit Documents, including any such provisions contained in Article IX thereof, such provisions are incorporated herein by this reference.

                 21         No Inconsistent Requirements.

                 The Borrower acknowledges that this Agreement and the other Credit Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

                 22         Termination.

                 Upon termination of the commitments of the Bank under the Credit Documents, the surrender of any letters of credit issued by the Bank for the account of the Borrower or any Acceptable Subsidiaries and payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Bank shall promptly execute and deliver to the Borrower such documents and instruments reasonably requested by the Borrower as shall be necessary to evidence termination of all security interests given by the Borrower to the Bank hereunder; provided, however, that the obligations of the Borrower under
Section 14 shall survive such termination.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                             THE BORROWER
                                             ------------

                                             QUARTERDECK CORPORATION

                                             By  /s/ Frank Greico
                                                 _____________________________
                                                 Title: Chief Financial Officer


                                             By  /s/ Bradley Schwartz
                                                 ____________________________
                                                 Title: Senior Vice President

                                             THE BANK
                                             --------

                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION

                                             By  /s/ John Cinderey
                                                 ____________________________
                                                 Title: Managing Director

                                   SCHEDULE 1
                           to the Security Agreement


23 LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL

         a.      Chief Executive Office and Principal Place of Business:





         b. Other locations where Borrower conducts business or Collateral is kept:





24       LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT





25       TRADE NAMES AND TRADE STYLES; OTHER CORPORATE, TRADE OR FICTITIOUS
         NAMES, ETC.





26       INVENTORY STORED WITH WAREHOUSEMEN OR ON LEASED PREMISES, ETC.





                                      S-1.